Exhibit 10.4

Seventh Amendment to Letter Agreement

April 27, 2018

Jonathan Carroll
Lazarus Energy, LLC

Blue Dolphin Energy Company
Lazarus Energy Holdings, LLC

By Electronic Mail (JCarroll@lazarusenergy.com)

Re:
GEL Tex Marketing, LLC v. Lazarus Energy, LLC

Seventh Amendment to the Stipulation Regarding Confirmation and Enforcement of Final Award Dated September 18, 2017

Dear Jonathan,

This is a seventh amendment (the “Seventh Amendment”) to the Stipulation Regarding Confirmation and Enforcement of Final Award Dated September 18, 2017 (as amended, the “Letter Agreement”). All capitalized terms used but not otherwise defined in this Seventh Amendment shall have the meanings given to such terms in the Letter Agreement.

Pursuant to the Letter Agreement, GEL Tex and the Lazarus Parties agreed to continue the District Court hearing to confirm the Final Award in Cause No. 2016-28397 for no more than 90 days (the “Continuance Period”). Pursuant to the Amendment to Letter Agreement dated November 1, 2017 (the “First Amendment”), GEL Tex had the right to terminate the Letter Agreement on November 28, 2017. Pursuant to the Second Amendment to Letter Agreement dated November 28, 2017 (the “Second Amendment’), GEL Tex had the right to terminate the Letter Agreement on December 31, 2017. Pursuant to the Third Amendment to Letter Agreement dated December 27, 2017 (the “Third Amendment”), GEL Tex had the right to terminate the Letter Agreement on February 1, 2018. Pursuant to the Fourth Amendment to the Letter Agreement dated February 1, 2018 (the “Fourth Amendment”), GEL Tex had the right to terminate the Letter Agreement on February 28, 2018. Pursuant to the Fifth Amendment to the Letter Agreement dated February 28, 2018 (the “Fifth Amendment”), GEL Tex had the right to terminate the Letter Agreement on March 30, 2018. Pursuant to the Sixth Amendment to the Letter Agreement dated March 26, 2018 (the “Sixth Amendment”), GEL Tex has the right to terminate the Letter Agreement on April 30, 2018. In order to facilitate ongoing settlement discussions, GEL Tex and the Lazarus Parties agree to extend the Continuance Period further with certain conditions. Accordingly, GEL Tex and the Lazarus Parties further amend the Letter Agreement and agree to the following:

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The Continuance Period shall be extended to and including May 31, 2018.

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Prior to May 1, 2018, in consideration of the extension to May 31, 2018, the Lazarus Parties shall pay $500,000.00 to GEL Tex, which will be applied to reduce the balance of the Final Award.

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In addition to permitting: (i) GEL Tex at any time to inspect the books and records of the Lazarus Parties and all of their respective affiliates and (ii) cooperating with Opportune LLP to review the business of each Lazarus Party and their affiliates as well as Jonathan and Gina Carroll, the Lazarus Parties agree that between May 1, 2018 and May 31, 2018, from time to time, upon Opportune LLP’s request, the Lazarus Parties and their affiliates shall continue to grant Opportune LLP access to examine the books and records of the Lazarus Parties and all of their respective affiliates.

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The Lazarus Parties shall not make any prepayments on any debts listed in Attachment A to the Letter Agreement. Except as described below, the Lazarus Parties and GEL Tex agree that the only debts the Lazarus Parties can pay before the end of the Continuance Period are the debts payable in the ordinary course of business as described in the Letter Agreement.

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Between May 1, 2018 and May 31, 2018, the Lazarus Parties agree to temporarily suspend the payments on the following debts/commercial agreements:

o
The Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LE and Jonathan Carroll (Guaranty Fee Agreement ties to $25.0 Million Veritex USDA Loan; amounts owed to Jonathan Carroll captured under ~$1.0 million BDCO-Carroll Note); as described on page A-2 of Attachment A to the Letter Agreement;

o
The Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LRM and Jonathan Carroll (Guaranty Fee Agreement ties to $10.0 Million Veritex USDA Loan; amounts owed to Jonathan Carroll captured under ~$1.0 million BDCO-Carroll Note) as described on page A-3 of Attachment A to the Letter Agreement; and

o
The Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LRM and Jonathan Carroll (Guaranty Fee Agreement ties to $2.0 Million Sovereign Loan; amounts owed to Jonathan Carroll captured under ~$1.0 million BDCO-Carroll Note) as described on page A-3 of Attachment A to the Letter Agreement.

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GEL Tex and the Lazarus Parties agree that this Seventh Amendment may be executed in separate parts delivered by electronic means that, taken together, will be deemed to be one instrument. GEL Tex and each Lazarus Party represent and warrant that this Seventh Amendment has been approved and authorized by all necessary action and the execution hereof does not violate any agreement to which it is a party.

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Except as set forth in this Seventh Amendment, the Letter Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment are unaffected and shall continue in full force and effect in accordance with their terms. If there is a conflict between the Seventh Amendment, the Sixth Amendment, the Fifth Amendment, the Fourth Amendment, the

Third Amendment, the Second Amendment, the First Amendment, and the Letter Agreement, the terms of this Seventh Amendment will prevail.

[Signature Pages Follow]

If these terms accurately state the amendments to the Letter Agreement between GEL Tex and the Lazarus Parties, please sign where indicated below and we will file this Seventh Amendment with the 165th Judicial District Court.

Very truly yours,

Haynes & Boone LLP

/s/ CHARLES A. BECKHAM, JR.
Charles A. Beckham, Jr. Attorney for GEL Tex Marketing, LLC

Agreed:

/s/ JONATHAN CARROLL
Jonathan Carroll, in his individual capacity

Lazarus Energy, LLC Blue Dolphin Energy Company Lazarus Energy Holdings, LLC

/s/ JONATHAN CARROLL
By: Jonathan Carroll

Stroock & Stroock & Lavan LLP

/s/ FRANK A. MEROLA
Frank A. Merola Attorney for Lazarus Energy, LLC

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